Exhibit 10


                       AGREEMENT FOR ASSIGNMENT OF PATENT


         AGREEMENT MADE and entered into this 23rd day of March, 2006 by and between BIOCATALYTICA, INC., a corporation organized and existing under the laws of the State of Rhode Island and having its principle place of business located at 40 Maple Avenue, Esmond, Rhode Island, 02917, (hereinafter referred to as "BIOCATALYTICA") and AQUATRONICS INDUSTRIES, INC., a corporation organized and existing under the laws of the State of Rhode Island and having its principle place of business located at 501 Bullocks Point Road, Riverside, Rhode Island, 02906 (hereinafter referred to as "AQUATRONICS,") a wholly owned subsidiary of ECOLOCLEAN INDUSTRIES, INC. of Crystal City, Texas.

         WHEREAS BIOCATALYTICA, is the holder of all right, title and interest to United States Patent No.: US 6-524-540 B1 relating to the disinfection and purification of water and related technology, dated February 25, 2003 and assigned by Charles F. Heinig, Jr. to BIOCATALYTICA by agreement dated: January 26, 2001, recorded in the United States Patent and Trademark Office on March 12, 2001.

         WHEREAS, AQUATRONICS, the wholly owned subsidiary of ECOLOCLEAN INDUSTRIES, INC. is desirous of securing an assignment of U.S. patent No.: US 6-524-540 B1 and the proprietary manufacturing rights attached thereto presently held by BIOCATALYTICA.

         NOW  THEREFORE in  consideration  of the payments  setforth  herein and
other  good  and  valuable   consideration,   the  receipt   whereof  is  hereby
acknowledged by AQUATRONICS, the parties agree as follows:

         1. PAYMENT / CONSIDERATION

         A. Upon execution of this agreement, AQUATRONICS shall pay Fifteen Thousand and 00/100 ($15,000.00) Dollars to BIOCATALYTICA.

         B. For a period of nine (9) consecutive months, commencing on the 1st, day of May, 2006, AQUATRONICS agrees to pay BIOCATALYTICA the sum of Fifteen Thousand Dollars ( $15,000.00 ) per month, which payment collectively shall total One Hundred Thirty Five Thousand and 00/100 ($135,000.00) Dollars. Payment shall be due on 1st day of each month. If payments are not received within five
(15) days of the due date, AQUATRONICS shall pay a late fee to BIOCATALYTICA in addition to the monthly payments in an amount equal to 3.0 % percent of the unpaid installment. If the total amount of One Hundred Thirty Five Thousand and 00/100 ($135,000.00) Dollars is not paid, including all accrued late charges, on or before one (1) year from the date of this Agreement, then AQUATRONICS shall be in the default of this Agreement.

         C. AQUATRONICS shall pay a Five (5%) Percent royalty to BIOCATALYTICA on all gross sales of products utilizing the patented technology or any component thereof, with the exception that a Ten (10%) percent ( split 5% Commission & 5% Royalty) royalty shall be paid on the gross sales of any product utilizing the patented technology or any component thereof which are the result of BIOCATALYTICA'S marketing and sales efforts. Payments under this section to be made on an annual basis within 30 days of the end of the calendar year accompanied by a detailed report of sales and computation of royalties paid.

         D. ECOLOCLEAN INDUSTRIES, INC. shall transfer Three Million (3,000,000) shares of restricted common stock of ECOLOCLEN INDUSTRIES, INC. to BIOCATALYTICA IN THE FOLLOWING SEQUENCE.

                  I  A)  ONE  MILLION  (   1,000.000  )  SHARES  OF   ECOLOCLEAN
INDUSTRIES, INC RESTRICTED COMMON STOCK UPON THE SIGNING OF THIS AGREEMENT AS OF 23RD DAY OF MARCH, 2006.

                  2b ) Ecoloclean Industries, Inc will then transfer Two Million (2,000,000 ) shares of restricted common stock of Ecoloclean Industries, Inc. by the end of on year of operations. As an incentive to accelerate said transfer of stock, Aquatronics agree to transfer one share of stock of Ecoloclean Induscries for one gross dollar of revenue on or before one (1) year as of the dateof this agreement.

         2. ASSIGNMENT: BIOCATALYTICA hereby assigns to AQUATRONICS all of its right, title and interest in and to U.S. Patent No.: US 6-524-540- B1 on the terms and conditions as setforth herein. AQUATRONICS shall not assign, mortgage, pledge or otherwise encumber U.S. Patent No.: US 6-524-540- B1 without the express written consent and approval of BIOCATALYTICA. IN CONJUCTION WITH THE ASSIGNMENT OF THE PATENT, IT IS AGREED THAT CHARLIE HEINIG WILL PROVIDE THE FORMULA FOR THE CATALYST AND ASSIST & PROVIDE EXPERTISE IN THE INITIAL MANUFACTURING PROCESS.

         3. FILING OF APPLICATIONS: BIOCATALYTICA agrees, at AQUATRONICS request to make, execute and have filed in the United States Patent Office an application for assignment of U.S. Patent No.: US 6-524-540 B1.

         4. EXPENSES OF FILING: AQUATRONICS agrees to assume all financial expenditures/costs, including attorneys fees, necessary to prepare and prosecute BIOCATALYTICA'S application for assignment of patent as hereinbefore agreed and further agrees to bear all expenses incidental to the upkeep of the patent and the application for patent assignment, such as payment of governmental taxes, fees, maintenance and normal working expenses.

         5. REPORTS: AQUATRONICS agrees to keep a true and accurate record of the products sold which are covered by U.S. Patent No.: US 6-524-540 B1 or incorporate any of the patented technology therein, together with the invoicing price of all such products as are sold and to render to BIOCATALYTICA monthly reports thereof. AQUATRONICS hereby agrees to permit BIOCATALYTICA, or its duly authorized and accredited representative to examine its records at all reasonable times to verify such reports.

         6. WARRANTY EXCLUSION: No representation or warranty has been made by BIOCATALYTICA that any Products made under the assigned patent or parts thereof may be manufactured, used or sold free of patent rights of others, it being understood that BIOCATALYTICA shall not be liable for any loss, damage or expense arising from any claim of patent infringement upon the manufacture, use or sale thereof by AQUATRONICS.

         7. INFRINGEMENT SUITS: AQUATRONICS shall have Exclusive control of the prosecution of suits against infringers and shall be entitled to retain all proceeds as a result of such suits, subject to payment of royalties in proportion to the royalties herein outlined. Aquatronics shall notify BioCatalytica of any and all infringement claims. If Aquatronics is unable or unwilling to pursue a claim against a potential infringer then and in that event BioCatalytica shall have the exclusive right to prosecute said claim and retain all proceeds derived there from.

         8. INDEMNIFICATION: AQUATRONICS shall indemnify and hold harmless BIOCATALYTICA from any and all claims made or asserted with respect to the manufacture, distribution and sale of any product utilizing the assigned patent and shall indemnify BIOCATALYTICA for any and all costs and expenses including but not limited to Attorneys' fees incurred by BIOCATALYTICA in defense of any claims.

         9. DEFAULT BY AQUATRONICS: AQUATRONICS agrees to assign and transfer to BioCatalytica all of the rights transferred and assigned to AQUATRONICS or acquired by AQUATRONICS pursuant to this agreement together with AQUATRONICS' rights under any licensing agreement of technology subject to this agreement and execute any and all documents required by the United States Patent Office to effectuate such a transfer, upon the occurrence of any of the following events, which shall be considered an event of default:

         A. The failure of AQUATRONICS to pay BIOCATALYTICA all amounts due, owing and required by Section One (1) of this agreement.

         B. The cessation or abandonment of all business related to the patented technology or the commencement and existence for more than 60 days, either voluntarily or involuntarily of a case under Federal Bankruptcy laws or any other applicable Federal or State Bankruptcy, insolvency or other similar law, or the consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, or custodian of any substantial part of the property of AQUATRONICS, or the filing of other such instrument for the benefit of creditors.

         11. NOTICE: All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, return receipt requested, postage prepaid, to BIOCATALYTICA, INC. at the address listed on Page 1 hereof, Attention: Peter Palmisciano, with copies to Thomas A. Tarro, III, Esquire, The Summit East-Suite 330, 300 Centerville Road, Warwick, Rhode Island 02886 and if to AQUATRONICS INDUSTRIES, INC., at the address listed on Page 1 hereof, Attention: Howard E. Schachter, or (c) Gregory W. Wilson, 18610 E.322nd Avenue, Green Acres, Washington 99016.

         12. EFFECTIVE DATE: This agreement shall become effective as of the 23 rd day of March,2006, and shall continue in full force and effect so long as United States Patent No.: US 6-524-540 B1 remains allowable and AQUATRONICS is not in default of this Agreement.

         13. COVENANTS: BIOCATALYTICA hereby covenants that it has full right to convey the interest herein assigned and it has not executed and will not execute any agreement in conflict herewith.

         14. SUCCESSORS AND ASSIGNS: This agreement shall bind and inure to the benefit of the Parties hereto and their successors, transferees, and assigns.

         15. GOVERNING LAW: This agreement shall be governed by and construed in accordance with the laws of the State of Rhode Island.

         IN WITNESS WHEREOF: the parties hereto have caused this assignment to be duly executed on the date first above written.


                                                          BIOCATALYTICA, INC.



                                                          By: /s/Charles Heinig
                                                             -------------------
                                                             Charles Heinig
                                                             President

State of Rhode Island
County of Providence

         In Cranston in said County on the 23 rd day of March, 2006, before me personally appeared Charles Heinig, President of BIOCATALYTICA, INC., to me known and known by me to be the party executing the foregoing instrument on behalf of said corporation and he acknowledged said instrument, by him executed to be his free act and deed and the free act and deed of said corporation.

State of Rhode Island
County of Providence

         In Cranston in said County on the 23 rd day of March, 2006, before me personally appeared Charles Heinig, President of BIOCATALYTICA, INC., to me known and known by me to be the party executing the foregoing instrument on behalf of said corporation and he acknowledged said instrument, by him executed to be his free act and deed and the free act and deed of said corporation.


                                                /s/ Gloria J.Cassidy
                                               ---------------------------------
                                               Notary Public
                                               My Commission
                                               Expires: 9/20/09


                                               AQUATRONICS INDUSTRIES, INC.



                                               By: /s/ Howard Schachter
                                                  ------------------------------
                                                  Howard E. Schachter, President


State of Rhode Island
County of  Providence

         In Cranston in said County on the 23rd day of March, 2006, before me personally appeared Howard E. Schachter, President of AQUATRONICS INDUSTRIES, INC., to me known and known by me to be the party executing the foregoing instrument on behalf of said corporation and he acknowledged said instrument, by him executed to be his free act and deed and the free act and deed of said corporation.


                                                           /s/ Gloria J. Cassidy
                                                          ----------------------
                                                          Notary Public
                                                          My Commission Expires:
                                                          9/20/09